Exhibit 23.2 / Consent of Auditors



              CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                      Digital Commerce International, Inc.

         We hereby consent to the incorporation by reference of the Registration Statement (Form S-8) dated June 5, 2001, pertaining to the Consulting Agreement, dated the 21st day of May, 2001, by and between Digital Commerce International, Inc. and Kenneth Lowman of our report dated March 20, 2001, with respect to the financial statements of Digital Commerce International, Inc. included in its Annual Report filed on Form 10-K for the fiscal year ended October 31, 2001, filed with the Securities and Exchange Commission.


                                       /s/ Crouch Bierwolf & Associates
                                       -----------------------------------------
                                       Certified Public Accountants